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                                                             EXHIBIT NUMBER 21.1

                         SUBSIDIARIES OF THE REGISTRANT

American Carpets & Interiors, Inc., a Georgia corporation
Bailey & Roberts Carpetmax of Tennessee, Inc., a Tennessee corporation Bay Area Carpets, Inc., a Delaware corporation
Carpet Country, Inc., a Georgia corporation
Carpet Gallery, Inc., a Georgia corporation
Carpetmax, L.P., a Georgia limited partnership
Carpetmax of New Mexico, Inc., a Georgia corporation
Carpet World, Inc., a Delaware corporation
DuBose Carpets & Floors, Inc., a Delaware corporation
First Quality, Inc., a Delaware corporation
First Quality of North Carolina, Inc., a Georgia corporation
GCO Carpet Outlet, Inc., an Alabama corporation
GCO, Inc., a Nevada corporation
Image Industries, Inc., a Delaware corporation
Investor Management, Inc., an Alabama corporation
Kinnaird & Francke Interiors, Inc., a Delaware corporation
Kinnaird & Francke Drapery Company, Inc., a Kentucky corporation
Losantville Carpet Outlet, Inc., an Indiana corporation
Maxim Retail Group, Inc., a Georgia corporation
Maxim Equipment Leasing Company, Inc., a Georgia corporation
RNA Enterprises, Inc., a Delaware corporation
Rugs N Remnants, Inc., a Texas corporation
Steve Peterson Interiors & Associates, Inc., a Utah corporation